Supplementary Agreement

CMCCH : Changsha Materntiy and Child Care Hospital(长沙市妇幼保健院)
PMCC : Proactive Medicare (Changsha) Company Limited

Signed on 26th Nov 2004

According to the terms and conditions of the "Co-Operative Agreement dated 7th July 2004 between CMCCH and PMCC" (The Agreement), CMCCH and PMCC agreed the following supplementary terms.

1. CMCCH and VIP Obstetric Centre (The Centre) had the agreement of charges and staff bonus as follows:
   1.1 Charges of the relative services (appendix 1)
   1.2 Human resources & Staff bonus (appendix 2)
   1.3 Bonus Scheme (appendix 3

2. Effective
   With effective after signed by Both CMCCH and PMCC. Each of CMCCH and PMCC keep two copy of this agreement. The Co-operative Agreement and this Supplementary Agreement both have same legal effect. Any amendment should be agreed by both parties.

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Changsha Materntiy and Child Care Hospital

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Proactive Medicare (Changsha) Company Limited

CMCCH(Hospital) and VIP Obstetric Centre (Centre) Supplementary Agreement

Appendix 1 - Related Service Package fee

The related service	Scheme	Remark
Operation Room	Income attributable to hospital	All the cost incurred in operation room (including operation fee, anesthetic fee and treatment fee)
Operation Charges	20% of the Operation income attributable to the Centre	Operated by the Centre' doctors in the Central Operation Room (
Lab Examination	Lab bill income attributable to the Hospital	Cooperate with service of VIP Obstetric Centre is required
Anesthetist	100% Income from anesthesia attributable to the Centre and pay RMB4,500 to the Anesthetic Department every month	Anesthetist will 24 hours standby for a whole year as the supporting.
Chinese/Western Medicine	All the incomes from the Chinese/Western medicine attributable to the Hospital	
Ultrasound B services Provided by the Centre	1/6 of the services income attributable to the Ultrasound B Services	Doctors 24 hours on call, the duty schedule are prepared by the Ultrasound Service Centre
Patient stay in the Ultrasound B Centre Rooms	All income attributable to the Hospital	
Treatment Fee	All income attributable to the Centre	All the treatment fee managed in the Centre except anesthetic fee
Special Items	All incomes attributable to the Centre	Special items charges submitted by the hospital to the Prising Commission (include operation by named doctor)
Neo-Parental Unit	All Incomes attributable and pay RMB4,500 to the Unit every month	Twice daily round by doctors and delivery attended the Vice doctor or above

Specialist outpatient Services		
	1/6 of the income attributable to the Specialist's Unit which (e.g. income of RMB300/SpecialistRMB50	Solely for the specialist in the Hospital (Centre's fulltime doctors are not incluced)
Central Obstetric Support		
Doctors & Nurses relieve during their off duty period	Pay to the related Units	Arranged by the Hospital
Deployment of Doctors	Pay to the related Units	Arranged by the Hospital
Supply and Catering		
Normal Material Supply	Handled by the Central purchase Unit of the Hospital. Charges are calculated on actual consumption basis	
Sterilizaton Material Supply	Handled by the Central purchase Unit of the Hospital. Charges are calculated on actual consumption basis	
Medical Material Supply	Handled by the Central purchase Unit of the Hospital. Charges are calculated on actual consumption basis	
Catering	Supplied by the Hospital or supplied by the restaurants nearby	
Support Services		
Security	female guard will be arranged by Support Services Unit	24 hours for the whole year
Car park	Hospital provides free car park spaces	
Laundry	Use Central Laundry Service	
Central Air-Conditioning Supply	Centre will arrange individual Air-conditioning Supply in every rooms	
Water Supply	According to the reading on metter	
Electricity Supply	According to the reading on metter	
Oxygen Supply	On pro ra-ta basis	
Escalator	Provided by Hospital (free	

CMCCH (Hospital) and VIP Obstetric Centre (Centre) Supplementary Agreement

Appendix 2 – Human Resources & Bonus

Items	Scheme	Remark
Doctors' salary & Bonus (Department Head, Doctors)	Basic individual salary & bonus are paid by the Centre	Bonus is defined as the individual bonus on the average of 6 months (Department Head's monthly allowance is RMB500.-)
Nurses' salary & Bonus (Head Nurse, Nurse, Midwife)	Basic individual salary & bonus are paid by the Centre	Bonus is defined as the individual bonus on the average of 6 months (Head Nurse's monthly allowance is RMB300.-)
	Centre Management Staff	
Business & Operation Manager	Salary & Bonus are paid by the Centre. The terms of Salary should be agreed by both employer and employee	Applicant should be recommended by CMCCH and approved by PMCC
Executive Assistant/2 Accountant	Salary & Bonus are paid by the Centre. The terms of Salary should be agreed by both employer and employee	Applicant should be approved by both of CMCCH and PMCC
Centre fee Accountant	RMB5,000 monthly paid by the Centre to the Financial Unit	Staff are arranged by Financial Unit

CMCCH (Hospital) and VIP Obstetric Centre (Centre) Supplementary Agreement

Appendix 3 – Bonus Scheme

Basic on the terms of the Agreement, 3% income of the Centre should be distributed as Bonus as follows. (The Centre should set up an Individual Account for this purpose)

Item	Scheme	Remark
Training Reserve	Monthly RMB1,000.-	Reserve for staff training
Welfare Recreation Reserve	Monthly RMB500.-	
Hospital Management & Related Departments	1.5% of the monthly Income, of which after deducting of the Training Reserve and Welfare Recreation Reserve, the balance will be given to the Hospital to distribute to the related Departments	Arranged by the Hospital
Others are basic on the 1.5% of the monthly income as the staff bonus		
Extra Staff Bonus	The lowest monthly bonus is guaranteed to pay in the first 6 months: - RMB400 for Vice-Chief Doctor - RMB200 for Attending Doctor - RMB100 for Doctor/Nurse	If the Hospital occupancy at 50% or over, extra Bonus will be distributed by the Centre. Detail Scheme should be discussed and agreed by both parties